UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 19, 2014

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on February 10, 2014, Cadence Pharmaceuticals, Inc., a Delaware corporation (“Cadence” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mallinckrodt plc, an Irish public limited company (“Parent”), and Madison Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub agreed to commence a tender offer (the “Offer”) to acquire all of the shares of the Company’s common stock (the “Shares”) for a purchase price of $14.00 per Share, subject to any required withholding of taxes and without interest (the “Offer Price”).

The Offer expired at the end of the day, 12:00 midnight, New York City time, on March 18, 2014 (the “Expiration Date”) and was not extended. Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), advised Parent and Merger Sub that, as of the Expiration Date, a total of 78,396,180 Shares had been validly tendered and not validly withdrawn pursuant to the Offer (excluding shares subject to guaranteed delivery procedures that were not validly tendered prior to the Expiration Date), which tendered Shares represent approximately 87.9% of the Shares outstanding as of the Expiration Date. All conditions to the Offer having been satisfied, Merger Sub accepted for payment all such Shares validly tendered and not properly withdrawn prior to the Expiration Date, and payment for such Shares has been made to the Depositary, which will act as agent for tendering Company stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering Company stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Merger Sub with and into the Company set forth in the Merger Agreement were satisfied, and on March 19, 2014, Parent completed its acquisition of the Company by consummating the merger (the “Merger”) of Merger Sub with and into Company, without a meeting of stockholders of the Company in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation (the “Surviving Corporation”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Offer Price (which is the same amount per Share that will be paid in the Offer) other than Shares held (i) by Merger Sub, which Shares have been canceled and ceased to exist, or (ii) by stockholders who validly exercise appraisal rights under Delaware law with respect to such Shares.

In addition, (i) effective as of immediately prior to the Effective Time, each outstanding Company stock option fully vested and was automatically canceled and terminated as of the Effective Time and the holder thereof became entitled to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of (A) the number of Shares underlying such option multiplied by (B) the excess, if any, of the Offer Price over the exercise price per share of such option, (ii) effective as of immediately prior to the Effective Time, each outstanding Company restricted stock unit, other than any Company restricted stock unit issued or awarded on or after January 1, 2014 (collectively, the “Specified Restricted Stock Units”), fully vested and the restrictions thereon lapsed, and each such restricted stock unit was canceled and converted into the right to receive an amount in cash, without interest and less the amount of any tax withholding, equal to the product of (A) the Offer Price multiplied by (B) the number of Shares underlying such restricted stock unit, and (iii) at the Effective Time, each outstanding Specified Restricted Stock Unit was canceled and converted into an award (a “Converted Award”) representing the right to receive an amount in cash equal to the product of (A) the Offer Price multiplied by (B) the number of Shares underlying such Specified Restricted Stock Unit. Each Converted Award shall continue to vest and be settled in cash in accordance with the terms of the applicable Specified Restricted Stock Unit award agreement, subject to accelerated vesting under certain circumstances, including in the event of the holder’s death or disability or an involuntary termination of employment that would otherwise qualify the holder to severance under any employment or severance plan or agreement to which the holder is a party or in which the holder is eligible to participate as of the date of grant. The foregoing treatment of the Specified Restricted Stock Unit Awards will supersede any more favorable vesting provisions in the Company’s equity plan or any employment or severance plan or agreement to which the holder is a party or in which the holder is eligible to participate (including the executive employment agreements).

The foregoing description of the Offer, the Merger and the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 11, 2014 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 19, 2014, in connection with the Merger, the Company, as borrower, terminated the Second Amended and Restated Loan and Security Agreement dated as of December 22, 2011, as amended on December 5, 2012, among the Company, Oxford Finance LLC, Silicon Valley Bank and General Electric Capital Corporation (the “Loan Agreement”). The Company previously filed the Loan Agreement as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on December 27, 2011 and the amendment to the Loan Agreement as Exhibit 10.2 to its Current Report on Form 8-K filed with the SEC on December 6, 2012.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 19, 2014, the Company (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares for March 19, 2014 and suspend trading of the Shares effective March 19, 2014 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time, as set forth below, became the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Theodore R. Schroeder, Todd W. Rich, James C. Blair, Alan D. Frazier, Stephen L. Newman, Christopher J. Twomey, Cam L. Garner, Brian G. Atwood, Samuel L. Barker, Michael L. Eagle and Laureen DeBuono ceased serving as directors of the Company. The officers of Merger Sub immediately prior to the Effective Time, as set forth below, became the initial officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly designated, as the case may be, and each of Theodore R. Schroeder, William L. LaRue, Scott A. Byrd, Hazel M. Aker and Malcolm Lloyd-Smith ceased serving as officers of the Company.

Biographical and other information with respect to the new directors of the Company is set forth below:

Kathleen A. Schaefer	President and Director

Marvin R. Haselhorst	Vice President and Director

John E. Einwalter	Vice President, Treasurer and Director

Kathleen A. Schaefer has served as Vice President, Finance and Corporate Controller of Parent since June 2013. She has also served as the President and a director of Merger Sub since February 2014. Ms. Schaefer previously served as controller of the Pharmaceuticals business of Covidien plc (“Covidien”) from June 2007 until Parent’s separation from Covidien in June 2013.

Marvin R. Haselhorst has served as Vice President, Global Tax of Parent since June 2013. Mr. Haselhorst has also served as Vice President and a director of Merger Sub since February 2014. Mr. Haselhorst previously served as head of the tax function for Covidien’s Pharmaceuticals business from July 2012 until its separation from Covidien in June 2013. From June 2006 until June 2012, Mr. Haselhorst was Vice President, Global Tax for Solutia, Inc., a specialty chemical manufacturer and distributor headquartered in St. Louis, Missouri.

John E. Einwalter has served as Vice President and Treasurer of Parent since June 2013. Mr. Einwalter also has served as Vice President, Treasurer and a director of Merger Sub since February 2014. Mr. Einwalter previously served as treasurer of Covidien’s Pharmaceuticals business from October 2012 until its separation from Covidien in June 2013. Previously, Mr. Einwalter was Vice President and Treasurer of Belden Inc., a global manufacturer of connectivity and networking equipment, from July 2011. He was the Director of Treasury at Smurfit-Stone Container Corporation, a paperboard and paper-based packaging company, from February 2010 to July 2011. From September 2003 to January 2010, Mr. Einwalter served in various finance positions with Anheuser-Busch InBev.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended and restated in its entirety, effective as of the Effective Time. A copy of the Company’s amended and restated certificate of incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, the Company’s bylaws were amended and restated in their entirety, effective as of the Effective Time. A copy of the Company’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and Cadence Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cadence Pharmaceuticals, Inc. on February 11, 2014).

3.1	Amended and Restated Certificate of Incorporation of Cadence Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Cadence Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2014

CADENCE PHARMACEUTICALS, INC.

By:	/s/ Kathleen A. Schaefer
Name:	Kathleen A. Schaefer
Title:	President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of February 10, 2014, by and among Mallinckrodt plc, Madison Merger Sub, Inc. and Cadence Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Cadence Pharmaceuticals, Inc. on February 11, 2014).

3.1	Amended and Restated Certificate of Incorporation of Cadence Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Cadence Pharmaceuticals, Inc.